Exhibit 21.1
Bright Horizons Family Solutions Inc. and Subsidiaries
As of December 31, 2023

Entity	Jurisdiction
Bright Horizons Family Solutions Inc.	Delaware
Bright Horizons Capital Corp.	Delaware
Bright Horizons Family Solutions LLC	Delaware
Choice Sitter Solutions LLC	Delaware
Apex Insurance Inc.	Vermont
CorporateFamily Solutions LLC	Tennessee
Bright Horizons LLC	Delaware
Bright Horizons Children’s Centers LLC	Delaware
ChildrenFirst LLC	Massachusetts
Resources in Active Learning	California
Hildebrandt Learning Centers, LLC	Pennsylvania
Children’s Choice Learning Centers, Inc.	Nevada
Children’s Choice SB Corporation	Nevada
Jovie Inc.	Minnesota
Aspirations, Inc.	California
BHFS Holdings Limited	United Kingdom
BlueTang Holdings Pty Ltd	Australia
BlueTang FinCo Pty Ltd	Australia
BlueTang OpCo Pty Ltd	Australia
Nemo (BC) HoldCo Pty Ltd	Australia
Nemo (BC) MidCo Pty Ltd	Australia
Nemo (BC) Bidco Pty Ltd	Australia
OAC Group Pty Ltd	Australia
Only About Children Pty Ltd	Australia
OAC Management Trust5	Australia
OAC Operations Trust	Australia
OAC Operations Pty Ltd	Australia
OAC No. 1 Pty Ltd	Australia
Little Learning School Artarmon Pty Ltd	Australia
Little Learning School Asquith Pty Ltd	Australia
Little Learning School Brookvale Mall Pty Ltd	Australia
Little Learning School Cleveland St Pty Ltd	Australia
Little Learning School Croydon Park Pty Ltd	Australia
Little Learning School Maroubra Pty Ltd	Australia
Little Learning School St Leonards Pty Ltd	Australia
Kids Cottage Pty Ltd	Australia
Little Learning School Alexandria – Burrows Rd Pty Ltd	Australia
Little Learning Education Pty Ltd	Australia
Little Learning School Pty Ltd	Australia
Little Learning School Penrith Pty Ltd	Australia
Little Learning School Macquarie Park Pty Ltd	Australia
Little Learning School Caringbah Pty Ltd	Australia
Little Learning School Warriewood Pty Ltd	Australia

Entity	Jurisdiction
BHFS One Limited	United Kingdom
BHFS Two Limited	United Kingdom
Bright Horizons Family Solutions Limited	United Kingdom
BHFS (Maidenhead) Limited	United Kingdom
My Family Care Limited	United Kingdom
Poppetts Limited	United Kingdom
Tinysaurus Nurseries Ltd	United Kingdom
Rose Cottage Day Nursery Limited	United Kingdom
Magic Nursery Group Limited	United Kingdom
Magic Daycare Nursery Limited	United Kingdom
Magic Daycare Nursery (Finchley) Limited	United Kingdom
Magic Nursery Muswell Hill Limited	United Kingdom
Yellow Dot Holdings Limited	United Kingdom
Yellow Dot Limited	United Kingdom
Yellow Dot (Ampfield) Limited	United Kingdom
Yellow Dot (Andover) Limited	United Kingdom
Yellow Dot (Chilworth) Limited	United Kingdom
Yellow Dot (Eastleigh) Limited	United Kingdom
Yellow Dot (Fair Oak) Limited	United Kingdom
Yellow Dot (Hedge End) Limited	United Kingdom
Yellow Dot (North Baddesley) Limited	United Kingdom
Yellow Dot (Otterbourne) Limited	United Kingdom
Yellow Dot (Romsey) Limited	United Kingdom
Yellow Dot (Winchester) Limited	United Kingdom
Conchord Limited	United Kingdom
Chestnutbay Acquisitionco Limited	United Kingdom
Chestnutbay Limited	United Kingdom
Acorndrive Limited	United Kingdom
Acorndrift Limited	United Kingdom
Asquith Court Holdings Limited	United Kingdom
Goosebrook Limited	United Kingdom
Rivertide Day Nurseries Limited	United Kingdom
Chesire Plato LLP (1)	United Kingdom
Asquith Nannies Limited	United Kingdom
Asquith Nurseries Limited	United Kingdom
Asquith Nurseries Developments Limited	United Kingdom
Kids 2 Us Limited	United Kingdom
Kinderstart Day Nurseries Limited	United Kingdom
Bobby’s Playhouse Limited	United Kingdom
Four Seasons at Spectrum Limited	United Kingdom
Four Seasons at Skypark Limited	United Kingdom
Hickory House Children’s Day Nursery Limited	United Kingdom
Allgold Investments Limited	United Kingdom
Norfolk Lodge School Limited	United Kingdom
Muddy Puddles Childcare Limited	United Kingdom
Pegasus Childcare Limited	United Kingdom

Entity	Jurisdiction
Bright Horizons B.V.	Netherlands
Kindergarden Nederland B.V.	Netherlands
Bright Horizons Child Care Services Private Limited (2)	India
Bright Horizons Corp.	Puerto Rico

(1)	Owned 99.9% by Acorndrift Limited and 0.01% by Asquith Court Holdings Limited.
(2)	9,999 shares owned by Bright Horizons B.V., 1 share owned by BHFS Two Limited.
In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted from this Exhibit list the names of certain subsidiaries.